UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐  Soliciting Material Pursuant to §240.14a-12

CRYSTAL RIVER CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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c/o Hyperion Brookfield Asset Management, Inc.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

May 4, 2007

Dear Stockholders:

You are cordially invited to attend the 2007 annual meeting of stockholders of Crystal River Capital, Inc., which will be held at 10:00 a.m., local time, on Tuesday, June 12, 2007 at Three World Financial Center, 200 Vesey Street, 26th Floor, American Express Auditorium, New York, New York 10281. At the annual meeting, stockholders will be asked to elect directors, ratify the appointment by our audit committee of Ernst & Young LLP as our independent auditors for 2007 and act upon such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of stockholders and proxy statement.

It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

Bruce K. Robertson
Chairman of the Board

c/o Hyperion Brookfield Asset Management, Inc.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We hereby notify you that we are holding our 2007 annual meeting of stockholders at Three World Financial Center, 200 Vesey Street, 26th Floor, American Express Auditorium, New York, New York 10281, on Tuesday, June 12, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class II directors to the board of directors to serve until the 2010 annual meeting of stockholders and until such directors’ successors are duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on May 1, 2007, the record date for the annual meeting.

We have enclosed a proxy statement and a proxy card solicited by our board of directors.

To assure your representation at the annual meeting, please authorize a proxy to vote. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope. This will help ensure that your vote is counted. If you fail to return your card, your vote will not be counted unless you attend the meeting and vote in person. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting.

By Order of the Board of Directors,

Jonathan C. Tyras
Secretary

New York, New York
May 4, 2007

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CRYSTAL RIVER CAPITAL, INC.

Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2007

This proxy statement is being furnished by and on behalf of our board of directors in connection with the solicitation of proxies to be voted at the 2007 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	June 12, 2007
Time:	10:00 a.m., local time
Place:	Three World Financial Center
200 Vesey Street, 26th Floor
American Express Auditorium
New York, New York 10281

At the annual meeting, stockholders will be asked to:

•	Elect the following nominees as our Class II directors to serve until the 2010 annual meeting of stockholders and until such directors’ successors are duly elected and qualified: William F. Paulsen and Louis P. Salvatore (“Proposal 1”);

•	Consider and vote upon the ratification of the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending December 31, 2007 (“Proposal 2”); and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our principal offices are located at Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 and our telephone number is (212) 549-8400.

This proxy statement and the enclosed proxy card are being sent on or about May 4, 2007 to stockholders of record as of the close of business on May 1, 2007.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding the annual stockholders meeting and the voting of shares at the meeting.

Where and when will the annual meeting be held?
The date, time and place of the meeting are:
June 12, 2007
10:00 a.m., local time
Three World Financial Center
200 Vesey Street, 26th Floor
American Express Auditorium
New York, New York 10281

Why did you send me this proxy statement?
We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. You do not have to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who can vote?
You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on May 1, 2007, the record date determining the stockholders who are entitled to vote at the annual meeting. As of May 1, 2007, there were a total of 25,001,800 shares of our common stock outstanding and entitled to vote at the annual meeting. You are entitled to one vote for each share of common stock that you own. The enclosed proxy card shows the number of shares you can vote.

How are votes counted?
We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. A majority of the shares of common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

If you abstain or withhold votes, your abstention or withheld vote will not be counted as votes cast and will have no effect on the result of the vote on the election of directors and the ratification of the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm.

What is the required vote for approval?
The election of each of our nominees for Class II director requires a plurality of the votes cast at the annual meeting, and the ratification of the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm requires a majority of the votes cast at the annual meeting on such matter.

How do I vote by proxy?
Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. You have the following choices in completing your voting:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote “FOR” all directors or withhold your vote on all or certain directors specified by you.

•	You may abstain on the proposal to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm, in which case no vote will be recorded.

•	You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect both nominees as directors and ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm.

What if other matters come up at the annual meeting?
The only matters we now know of that will be voted on at the annual meeting include the proposals we have described in this proxy statement: the election of two directors and the proposal to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for 2007. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?
Yes. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card with the latest date.

Proxy revocation notices or new proxy cards should be sent to Crystal River Capital, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Donna Ansbro.

Can I vote in person at the annual meeting rather than by completing the proxy card?
Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person even if you have submitted a proxy card.

Will my shares be voted if I do not provide my proxy?
Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The election of directors and the proposal to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm are considered routine matters for which brokerage firms may vote shares without voting instructions.

What do I do if my shares are held in “street name”?
If your shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy from the record holder of your shares.

Who will count the votes?
Representatives of American Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?
We do. In addition to sending you these materials, some of our officers and directors may contact you by telephone, by mail or in person. None of these officers or directors will receive any extra compensation for doing this. We do not expect to engage an outside firm to solicit votes.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors currently consists of seven members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

At the annual meeting, two directors will be elected to serve until the 2010 annual meeting and until their successors are duly elected and qualified. Our nominating and corporate governance committee has recommended William F. Paulsen and Louis P. Salvatore as nominees for election to serve as Class II directors. These nominees currently are serving as Class II directors. Following the recommendation of the nominating and corporate governance committee, our board of directors has nominated Messrs. Paulsen and Salvatore to serve as Class II directors. Our board of directors anticipates that each nominee will serve, if elected, as a director. However, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Our board of directors has determined that Messrs. Paulsen and Salvatore, as well as Harald Hansen, Janet Graham and Rodman Drake, are independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange, and therefore, upon the election of both nominees, we will meet the New York Stock Exchange requirement that a majority of directors be independent.

Nominees for Election as Directors

The names, ages as of May 1, 2007, and existing positions with us, if any, of the nominees and the continuing directors, are as follows:

Name	Age	Office or Position Held

Class II Nominee Directors (terms expire in 2010)
William F. Paulsen	60	Director
Louis P. Salvatore	60	Director

Class III Continuing Directors (terms expire in 2008)
Rodman L. Drake	64	Director
Clifford E. Lai	53	Director, Chief Executive Officer and President

Class I Continuing Directors (terms to expire in 2009)
Bruce K. Robertson	40	Chairman of the Board of Directors
Janet Graham	52	Director
Harald Hansen	75	Director

The name, principal occupation for the last five years, selected biographical information and the period of service of each of our directors and nominees are set forth below.

Class II Nominee Directors (Terms Expire in 2010)

William F. Paulsen has been a director since June 2005. Mr. Paulsen is an independent private investor. Mr. Paulsen serves as a trust manager for Camden Properties, an apartment real estate investment trust that is the successor company by merger of Summit Properties. Mr. Paulsen was a founder and the chief executive officer of Summit Properties from 1993 until his retirement in 2001 and served as co-chairman of the board of directors until 2005. Mr. Paulsen is active in Angel Investment and was the founder of The Charleston Angel Partnership in Charleston, South Carolina. He also serves as a Trustee of The Asheville School. Mr. Paulsen earned a BS and an MBA from The University of North Carolina at Chapel Hill.

Louis P. Salvatore has been a director since June 2005. Mr. Salvatore is a certified public accountant. Since September 2002, Mr. Salvatore has been the representative of one of the four board members of Arthur Andersen LLP. From September 1992 to August 2002, Mr. Salvatore was the managing partner of Arthur Andersen’s metropolitan New York offices, and from January 1998 to August 2002, he was the Northeast Region managing partner. From 1989 to January 2001, Mr. Salvatore was a member of the board of partners of Andersen Worldwide S.C. and, from August 2000 to January 2001, he was interim managing partner — chief executive officer of Andersen Worldwide. Mr. Salvatore serves on the board of directors of the Catholic Charities Diocese of Brooklyn and as a director and chairman of the audit committee for each of Jackson Hewitt Tax Service Inc., The Hyperion Strategic Mortgage Income Fund, Inc., The Hyperion Total Return Fund, Inc., Hyperion Collateralized Securities Fund, Inc. and Hyperion Brookfield Income Fund, Inc. Mr. Salvatore has been designated by the board as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Mr. Salvatore earned a BS from Fordham University.

Class III Continuing Directors (Terms Expire in 2008)

Rodman L. Drake has been a director since February 2005 and lead independent director since May 2006. Mr. Drake has served as the chairman of the board, since 2003, and as a director, since 1989, of The Hyperion Strategic Mortgage Income Fund, Inc., The Hyperion Total Return Fund, Inc., Hyperion Collateralized Securities Fund, Inc. and Hyperion Brookfield Income Fund, Inc. and has served as a member of the audit committee and chairman of the nominating and compensation committee for several of those investment companies during that time. Mr. Drake is a co-founder of Baringo Capital LLC, a private equity firm that was formed in 2002, and serves on the boards of directors of the Animal Medical Center, Celgene Corporation, Parsons Brinckerhoff, Inc., Apex Silver Mines Ltd., The Student Loan Corporation and Jackson Hewitt Tax Service, Inc. Mr. Drake also is Chairman of the Excelsior Funds and Laudus Funds groups, which are sponsored by US Trust Co. and Charles Schwab. Mr. Drake earned a BA from Yale University and an MBA from Harvard Business School.

Clifford E. Lai, formerly chairman of our board of directors, has been a director since our inception. Mr. Lai was chief executive officer of Hyperion Brookfield Asset Management, Inc. from 1998 through February 2007, its president from 1998 through 2006, its chief investment officer from 1993 through 1998 and has been a managing partner since 2005. Mr. Lai also serves as president of Hyperion Brookfield Asset Management, Inc.’s closed-end fixed income mutual funds and is a managing partner of Brookfield Asset Management Inc. He is also a member of Hyperion Brookfield Asset Management, Inc.’s board of directors. Mr. Lai has over 25 years of experience in the industry. Prior to joining Hyperion Brookfield Asset Management, Inc., he was president, chief executive officer and secretary of AIG-Hyperion, Inc. Prior to joining AIG-Hyperion, Mr. Lai was managing director of fixed income at First Boston Asset Management, where he was responsible for over $7.5 billion in high-grade, fixed income assets. His previous positions include vice president and manager of mortgage research at Morgan Stanley, senior portfolio manager at Benham Capital Management, and asset/liability manager for World Savings and Loan in Oakland, California. He earned a BA from the University of California-Berkeley and an MBA from California State University at San Francisco.

Class I Continuing Directors (Terms to Expire in 2009)

Bruce K. Robertson has been the chairman of the board of directors since May 2006. Mr. Robertson, Managing Partner of Brookfield Asset Management Inc. (the indirect parent company of Hyperion Brookfield Asset Management, Inc., which is the parent company of Hyperion Brookfield Crystal River Capital Advisors, LLC, our external manager) since 2002, has primary responsibility for the development of new investment products. Mr. Robertson also serves as director, president and chief executive officer of the management companies for Brookfield Asset Management Inc.’s Canadian closed-end exchange-traded mutual funds. Between 1996 and 2002, Mr. Robertson served in a number of capacities with Brookfield Asset Management Inc.’s affiliates, including as chief financial officer of a predecessor to Brookfield Asset Management Inc., corporate development within Brookfield Power, merchant banking origination and management, and as vice president of investment banking at Trilon Securities Corporation. Prior to joining Brookfield Asset Management Inc., Mr. Robertson spent over seven years with Deloitte & Touche, including five years in its insolvency and restructuring practice. Mr. Robertson is a chartered accountant and earned a Bachelor of Commerce (Honours) degree from Queen’s University at Kingston, Canada.

Janet Graham has been a director since September 2005.  Since March 1996, Ms. Graham has had her own independent Toronto-based advisory services/consulting business, which has operated under the name IQ Alliance Incorporated since August 2002, and has undertaken a wide variety of engagements on behalf of major corporate clients, including the delivery of real estate related financial advisory services. Ms. Graham recently began to work as a life and executive coach. Ms. Graham is a member of the board of trustees of IPC US REIT, a publicly traded Canadian real estate investment trust, and is a member of the board of directors of the Canadian Urban Institute, a Canadian non-profit organization, and of Toronto Waterfront Revitalization Corporation, a corporation without share capital. Prior to March 1996, Ms. Graham held senior positions at CIBC and CIBC Wood Gundy Securities Inc. for 15 years specializing in corporate finance and corporate lending to real estate and other companies. Ms. Graham holds a Bachelor of Applied Science from Guelph University in Guelph, Ontario and a Master of Business Administration from York University in Toronto, Ontario and is a chartered accountant.

Harald Hansen has been a director since February 2005.  Since 1999, Mr. Hansen has served as a director of several investment companies advised by Hyperion Brookfield Asset Management, Inc. and its affiliates. Mr. Hansen served as the chief executive officer of First Union National of Georgia since 1987 and chairman of the board starting in 1989 until his retirement in 1996. Mr. Hansen also has served as the executive vice president in charge of the General Banking Group of First National Bank of Georgia. He serves on the boards of directors of Georgia Commerce Bank and Chairman of the Executive Committee, Midtown Alliance and the U.S. Disabled Athletes Fund. Mr. Hansen is a Trustee of Oglethorpe University and The Asheville School and a Trustee of the Tull Foundation. Mr. Hansen earned a BS from Duke University. He is a retired colonel in the United States Marine Corps Reserve.

Vote Required; Recommendation

The election to the board of directors of each of our two nominees will require the affirmative vote of a plurality of the votes cast at the annual meeting. Our board of directors unanimously recommends that you vote FOR the election of both of the nominees named above.

Board of Directors; Committees

Our board of directors has seven members and currently is comprised of Messrs. Robertson, Drake, Hansen, Lai, Paulsen and Salvatore and Ms. Graham.

Our board of directors currently has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee.  The audit committee is currently comprised of Messrs. Drake, Hansen, Paulsen and Salvatore and Ms. Graham, with Mr. Salvatore serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Our board of directors has determined that Mr. Salvatore qualifies as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and that he has the accounting or related financial management expertise required to be possessed by at least one audit committee member under the rules of the New York Stock Exchange. The Securities and Exchange Commission, which we refer to as the Commission, has determined that the audit committee financial expert designation does not impose on the person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee appoints our independent auditors, oversees the quality and integrity of our financial reporting and the audits of our financial statements by our independent auditors and in fulfilling its oversight function, reviews with our management and independent auditors the scope and result of the annual audit, our auditors’ independence and our accounting policies. Our board of directors has adopted a written charter under which the audit committee operates. This charter is posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our audit committee charter is also available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.

The audit committee has adopted complaint procedures for accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The full text of these complaint procedures is available on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our complaint procedures is also available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.

Compensation Committee.  The compensation committee currently is comprised of Messrs. Drake, Hansen, Paulsen and Salvatore and Ms. Graham, with Mr. Paulsen serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The compensation committee oversees the compensation of the chief executive officer, directors and our external manager, including plans and programs relating to incentive compensation, equity-based awards and other benefits and perquisites. Our board of directors has adopted a written charter under which the compensation committee operates. This charter is posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our compensation committee charter is also available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is currently comprised of Messrs. Drake, Hansen, Paulsen and Salvatore and Ms. Graham, with Mr. Hansen serving as the committee’s chairperson. All nominating and corporate governance committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The nominating and corporate governance committee identifies qualified individuals to become board members, recommends to our board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, determines the composition of the board and its committees, monitors the board’s and its respective committees’ effectiveness and develops and recommends to the board our corporate governance guidelines.

The nominating and corporate governance committee reviews all nominees for director in accordance with the requirements and qualifications contained in our corporate governance guidelines and will recommend that our board of directors select those nominees whose attributes it believes would be most beneficial to Crystal River. This review will involve an assessment of the proposed nominees’ personal qualities and characteristics, accomplishments and business reputation. The nominating and corporate governance committee will assess candidates’ qualification based on the following minimum criteria, which may be modified from time to time by the nominating and governance committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of our stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board of directors responsive to Crystal River’s needs; and

•	ability to commit sufficient time to effectively carry out substantial duties of a director.

Due to competitive, confidentiality and legal considerations, the nominating and corporate governance committee and our board of directors will not consider as a director candidate anyone who is an officer, director or principal of an enterprise which is in substantial competition with Crystal River but does not expect such considerations to impact the ability of any director affiliated or associated with Hyperion Brookfield Crystal River Capital Advisors, LLC, our external manager, or Hyperion Brookfield Crystal River Capital Advisors, LLC, to carry out outside activities permitted under the management agreement as in effect from time to time.

To identify potential candidates for our board of directors, the nominating and corporate governance will use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Our board of directors has adopted a written charter under which the nominating and corporate governance committee operates. This charter is posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm.  A copy of our nominating and corporate governance committee charter is also available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.

Board and Committee Meetings; Attendance.  Our board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal year 2006, our board of directors held ten meetings and took action by written consent four times, our audit committee held seven meetings, our compensation committee met once and our nominating and corporate governance committee met once. During 2006, each director attended at least 75% of the aggregate of the meetings of our board of directors and of the committees on which he or she served held during the period for which he or she was a director or committee member. Our corporate governance guidelines provide that the lead director, who is elected by the non-management directors, will preside at each executive session of the board, or if one has not been designated, the chairperson of the nominating and corporate governance committee shall serve as such.

Corporate Governance

Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics that applies to all of our directors and officers and any employees of our external manager or its affiliates who are involved in our business and affairs or those of our subsidiaries and controlled affiliates. This code of business conduct and ethics is designed to comply with Commission regulations and New York Stock Exchange listing standards related to codes of conduct and ethics and is posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our code of business conduct and ethics is also available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.

Corporate Governance Guidelines.  We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our corporate governance guidelines is also available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.

Stockholder Nominations and Communications Policy.  Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as director and stockholder communications with the board of directors.

Stockholders may recommend nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understanding between the submitting stockholder and the candidate.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Stockholder Communications, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients with a copy to the lead independent director subject to compliance with the existing instructions from the board of directors concerning the treatment of inappropriate communications.

The full text of the stockholder nominations and communications policy is available on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our stockholder nominations and communications policy is also available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.

Director Attendance at Annual Meeting of Stockholders.  We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All of our directors attended our 2006 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2006, the compensation committee of the board of directors was comprised of Messrs. Drake, Hansen, Paulsen and Salvatore and Ms. Graham, with Mr. Paulsen serving as the committee’s chairperson. None of the committee’s members was employed by us as an officer or employee during 2006. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

Mr. Lai, our president and chief executive officer, also is the chairman of the board of Hyperion Brookfield Asset Management, Inc. Mr. Lai, Mr. Robertson and Mr. Steven Douglas are three of the managing partners of Brookfield Asset Management, Inc., which is the parent company of Hyperion Brookfield Asset Management, Inc., the parent company of our external manager. Hyperion Brookfield Asset Management, Inc. and Brookfield Asset Management Inc. employ all of our officers and determine and pay their compensation. Within Brookfield Asset Management, Inc., Mr. Lai reports to Mr. Douglas and Mr. Douglas is involved in the determination of Mr. Lai’s total compensation at the Brookfield Asset Management, Inc. level.

For a description of certain relationships and transactions with members of the board of directors or their affiliates, see “Transactions with Related Parties and Certain Control Persons” beginning on page 35.

Executive Officers

The following sets forth the positions, ages as of May 1, 2007, and selected biographical information for our executive officers who are not directors.

Craig J. Laurie, age 35, has been our Chief Financial Officer and Treasurer since April 2007 and is responsible for financial reporting and supervision of our accounting function. Prior to joining Crystal River, Mr. Laurie served from June 2003 until March 2007 as chief financial officer for Brookfield Properties Corporation (“Brookfield Properties”), a leading office property company. Brookfield Properties is a New York Stock Exchange Listed Company and an affiliate of Crystal River’s external manager, Hyperion Brookfield Crystal River Capital Advisors, LLC. Mr. Laurie was Senior Vice President, Finance for Brookfield Asset Management, Inc. (“BAM”) and Senior Vice President and Chief Financial Officer for Brookfield Power Corporation, the power generating, transmission, distribution and marketing operations of BAM, from 1999 to June 2003. Prior to that, he spent three years in various senior management positions at BAM and its affiliates. BAM and Brookfield Power Corporation are affiliates of our external manager, Hyperion Brookfield Crystal River Capital Advisors, LLC. Prior to 1997, Mr. Laurie was with Deloitte & Touche, LLP.

Jonathan C. Tyras, age 38, has been Vice President and General Counsel of Crystal River since November 2006 and Director and General Counsel of Hyperion Brookfield Asset Management, Inc. since October 2006. He also served as Assistant Secretary of Crystal River from November 2006 until April 2007 when he became our Secretary. Before joining Hyperion Brookfield Asset Management, Inc. and us, Mr. Tyras was associated with the law firm of Paul, Hastings, Janofsky & Walker LLP from 1998 until October 2006 where he was a capital markets attorney. Mr. Tyras began his career with Ernst & Young LLP. Mr. Tyras earned a JD from the University of Pennsylvania Law School and a BS in finance and accounting from Georgetown University.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The audit committee of the board of directors carries out oversight functions with respect to the preparation, review and audit of Crystal River’s financial statements, its system of internal controls and the qualifications, independence and performance of its internal auditor consultants and independent auditors and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at http://ir.crystalriverreit.com/governance.cfm. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace the independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

Management is responsible for the development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Crystal River’s independent auditors perform an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee has reviewed the audited consolidated financial statements for the fiscal year ended December 31, 2006 and has held discussions with management and the independent auditors with respect to those financial statements and related matters. Management advised the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, Ernst & Young LLP.

The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, which we refer to as the PCAOB, in Rule 3200T, other standards of the PCAOB, rules of the Commission, and other applicable regulations, including the auditors’ judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The independent auditors also provided to the audit committee the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and in connection therewith the audit committee discussed with the independent auditors the independent auditors’ independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The audit committee meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their

* The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s Form 10-K that was filed with the Commission.

Audit Committee
Louis P. Salvatore (chairman)
Rodman L. Drake
Janet Graham
Harald Hansen
William F. Paulsen

COMPENSATION COMMITTEE REPORT1

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into the company’s annual report on Form 10-K for the fiscal year ended December 31, 2006.

Compensation Committee:
William Paulsen — Chairman
Rodman Drake
Janet Graham
Harald Hansen
Louis Salvatore

COMPENSATION DISCUSSION AND ANALYSIS

Pursuant to a management agreement between our external manager and us, our external manager is responsible for managing our business affairs. Our executive officers, who are employees of our external manager or its affiliates, do not receive cash compensation from us for serving as executive officers. In their capacities as officers or employees of our external manager or its affiliates, they devote a portion of their time to our affairs as is required, however, for the performance of the duties of our external manager under the management agreement. Our external manager has informed us that, because the services performed by its executive officers and its affiliates’ executive officers and employees in their capacities as such are performed primarily, but not exclusively, for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our external manager that relates solely to their services to us.

Pursuant to its charter, our compensation committee is responsible for overseeing the annual review by the independent directors of the performance of our external manager and the management fees and other compensation paid to the external manager. Our compensation committee annually reviews the goals and objectives of and the management fees payable pursuant to the management agreement and annually evaluates the performance of our external manager in view of our goals and objectives. Pursuant to its charter, our compensation committee is also responsible for reviewing the performance of our chief executive officer and the adequacy of his compensation, if any, paid by us in accordance with applicable New York Stock Exchange requirements.

The only element of compensation that we provide for named executive officers is long term equity compensation pursuant to our 2005 Long-Term Incentive Plan, which we refer to as our 2005 Plan. However, equity compensation has generally been awarded to our external manager, which determines who is to receive the equity awards. The compensation tables below provide equity compensation information for our chief executive officer and the person who served as our chief financial officer during 2006, who we refer to as our “named executive officers.” There are no other executive officers for whom disclosure is required because none earned greater than $100,000 in 2006 from us. We pay various fees, reimbursements, and long-term incentive awards to our external manager for advisory and other services performed under a management agreement, as further described below in the “Executive and Director

1  The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Compensation — The Management Agreement” and the “— Management Fees and Incentive Compensation” sections of this proxy statement.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our regular business are employees of our external manager or its affiliates. Accordingly, we do not pay or accrue any salaries or bonuses to our officers.

Equity-Based Compensation

We may grant long-term incentive awards to our external manager, named executive officers, and other employees of our manger or its affiliates and other persons who provide services to us. The purpose of the 2005 Plan is to motivate participants toward our long-term success, growth and profitability. As discussed above, however, as a general matter, these long-term incentive awards have been granted to our external manager, which then determines how its employees should benefit from or participate in the awards.

In 2006, our compensation committee exercised its discretion under our 2005 Plan to grant 30,000 shares of restricted stock to our then chief financial officer and 4,000 shares of restricted stock to our then chief accounting officer as long-term incentive awards. No awards were paid to any of our other executive officers on the premise that their compensation from our external manager was appropriate and sufficient.

As part of its management fee, we provide our external manager an incentive management fee on a quarterly basis if we achieve a target level of performance. At least 10% our external manager’s incentive management fee is paid in shares of our common stock, and our external manager may elect to receive a greater percentage of its incentive management fee in the form of our common stock, subject to certain limitations. In addition to the potential quarterly incentive compensation, we may also award the external manager discretionary awards under our 2005 Plan, if our compensation committee chooses to do so.

Policies Regarding Equity-Based Compensation

We presently do not have equity or ownership requirements or guidelines for our executive officers. We do not consider prior amounts of compensation received either from us or the external manager in awarding additional equity based compensation.

Further, we do not have a policy relating to the recoupment of stock awards and their proceeds if an executive officer’s fraud or misconduct triggers a material financial restatement. Additionally, we do not in any way plan to time future option awards to the release of material non-public information. Finally, we did not engage in any benchmarking of compensation with respect to the compensation paid to the manager for 2006, which was set in the management agreement entered into in connection with the private offering preceding our initial public offering.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code, which we refer to as the Code, generally disallows a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to the chief executive officer and next four highest compensated executive officers to the extent that compensation of a particular executive exceeds $1 million in any one year. Exceptions are made for qualified performance-based compensation in accordance with the Code and corresponding regulations. We expect our option awards paid to our executive officers will qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m), but do not expect any non-

performance based equity awards such as time vested restricted stock or stock units to qualify for such treatment. However, given the fact that we are presently externally managed by our external manager and the only compensation that currently may be paid to our executive officers are long-term incentive awards pursuant to our 2005 Plan, it is unlikely that Section 162(m) will have any material effect on us.

EXECUTIVE AND DIRECTOR COMPENSATION

Pursuant to a management agreement between our external manager and us, our external manager is responsible for managing our business affairs. Our executive officers, who are employees of our external manager or its affiliates, do not receive cash compensation from us for serving as executive officers. In their capacities as officers or employees of our external manager or its affiliates, they devote a portion of their time to our affairs as is required, however, for the performance of the duties of our external manager under the management agreement.

Our external manager has informed us that, because the services performed by its executive officers and its affiliates’ executive officers and employees in their capacities as such are performed primarily, but not exclusively, for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our external manager that relates solely to their services to us.

Summary Compensation Table

The following table lists the annual compensation for our named executive officers relating to equity awards received from us. As noted above, the only element of compensation that we provide for named executive officers is long term equity compensation pursuant to our 2005 Plan. Please note that there is no compensation expense pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 123R, Accounting for Stock-Based Compensation, which we refer to as FAS 123R, for equity awards made under our 2005 Plan that are provided to our external manager and subsequently reallocated to our executive officers at the discretion of our external manager or that are provided to the employees of our external manager. Compensation expense for such equity awards is accounted for in accordance with Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which we refer to as EITF 96-18. The amount listed under “Stock Awards” for Mr. Sunshine reflects an award of 30,000 shares of restricted stock that was made to Mr. Sunshine in 2006 by our compensation committee.

			All
		Stock	Other
		Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)

Clifford E. Lai
Chief Executive Officer, President and Director	2006	$170,200	$27,335	$197,535
Barry L. Sunshine(3)
Former Chief Financial Officer	2006	$202,113	$61,500	$263,613

(1)	The value shown for Mr. Sunshine’s stock award is based on the dollar amount of the compensation cost of the awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with EITF 96-18. The assumptions made in the valuation of the stock awards are discussed in footnote 8, “Stockholders’ Equity and Long-Term Incentive Plan,” to our consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2006.

(2)	The amounts shown in this column represent dividends that were paid during 2006 on unvested restricted common stock awards.

(3)	On April 4, 2007, Mr. Sunshine resigned as our chief financial officer.

Grants of Plan-Based Awards in 2006

The following table shows certain information regarding grants of plan-based awards to our named executive officers made by our compensation committee and those made by our external manager with respect to shares of our common stock for the fiscal year ended December 31, 2006.

Grants of Plan-Based Awards

All Other Stock
		Awards: Number of	Grant Date Fair
		Shares of Stock or	Value of Stock
		Units	and Option
Name	Grant Date	(#)	Awards

Clifford E. Lai	—	—	—
Barry L. Sunshine	3/15/06	30,000	$750,000

The restrictions on the 30,000 shares of restricted stock granted to Mr. Sunshine lapse and full rights of ownership vest for one-third of the restricted shares on each of the first three anniversary dates of issuance. In connection with Mr. Sunshine’s resignation from Crystal River in April 2007, he forfeited 20,000 unvested shares of restricted stock. Pursuant to the terms of the 2005 Plan and Mr. Sunshine’s award agreement, he received dividends on all 20,000 shares he forfeited that had a record date between the date of the shares’ issuance and the date of the shares’ forfeiture. The dividends paid to him in 2006 pursuant to this award are disclosed in the “All Other Compensation Column” of the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for our named executive officers and reflects equity awards made by our compensation committee and those made by our external manager with respect to shares of our common stock.

Option Awards
	Number of	Number of
	Securities	Securities			Stock Awards
	Underlying	Underlying			Number of		Market Value of
	Unexercised	Unexercised			Shares or Units		Shares or Units
	Options	Options	Option		of Stock That		of Stock That
	(#)	(#)	Exercise Price	Option	Have Not Vested		Have Not Vested
Name	Exercisable	Unexercisable	($)	Expiration Date	(#)		($)(1)

Clifford E. Lai	3,000	6,000	$25.00	3/15/2015	13,334		$340,417
Barry L. Sunshine	8,666	17,334	$25.00	3/15/2015	30,000	(2)	$765,900

(1)	Determined by multiplying the closing market price of our common stock on December 29, 2006 of $25.53 per share by the number of shares of restricted stock that have not vested.

(2)	Mr. Sunshine forfeited 20,000 of these shares upon his resignation in April 2007 from Crystal River.

Option Exercises and Stock Vested for Fiscal 2006

The following table shows certain information regarding restricted stock of our named executive officers that vested during the fiscal year ended December 31, 2006 and includes restricted stock awards made by our compensation committee and those made by our external manager with respect to shares of our common stock. No named executive officer exercised options during the fiscal year ended December 31, 2006.

Stock Awards
Number of
Shares
	Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)

Clifford E. Lai	6,666	$166,650	(1)
Barry L. Sunshine	—	—

(1)	Value realized based on appraised value of our common stock of $25.00 per share on date of vesting.

Compensation of Directors

Any member of our board of directors who is also an employee of our external manager, Hyperion Brookfield Asset Management, Inc. (the parent company of our external manager), Brookfield Asset Management Inc. (Hyperion Brookfield Asset Management, Inc.’s indirect parent company) or their respective affiliates, which we refer to as the non-independent directors, will not receive additional compensation for serving on our board of directors. Each independent director receives an annual retainer of $50,000 in quarterly payments in arrears, with the option to receive a portion or all of such fee in our common stock or deferred stock units, subject to certain restrictions, and also receives an annual award of 2,000 shares of restricted stock following each annual meeting of stockholders. These shares of restricted stock vest on the first anniversary of the date of grant. We also reimburse our non-independent directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. The chair of our audit committee is paid an annual retainer of $10,000 and the chairs of our nominating and corporate governance committee and our compensation committee each are paid an annual retainer of $3,000. In addition, beginning in 2007, our lead director will receive an additional annual payment of $10,000 in quarterly payments in arrears for the additional duties that role entails. Mr. Drake currently serves as our lead director. Our independent directors are also eligible to receive restricted stock, options and other stock-based awards under our 2005 Plan.

In addition to annual grants of equity compensation described in the preceding paragraph, in 2006:

•	Mr. Drake received options to purchase 4,000 shares of our common stock on March 15, 2006 for serving as a director since Crystal River’s inception, as a similar grant had been made in 2005 to Mr. Hansen, who has also been a director since Crystal River’s inception; and

•	Our independent directors other than Mr. Drake each received 2,000 shares of restricted stock or, at their election, restricted stock units on March 15, 2006 to make their restricted stock/restricted stock unit grants consistent with the grants made to Mr. Drake, who had received a grant of 2,000 shares of restricted stock in 2005.

Our directors may elect to defer receipt of their stock awards and the dividends associated with those awards. For directors that elect to receive deferred compensation in the form of restricted stock units in lieu of restricted stock or deferred stock units in lieu of our common stock, additional deferred stock units are credited to the accounts of participating directors based on the dollar amount of the dividends we issue that would have been paid to that director if he or she had received shares of restricted stock instead of restricted stock units or shares of common stock instead of deferred stock units. Restricted stock units become deferred stock units once the forfeiture provisions relating to those restricted stock units lapse. All of a director’s deferred stock units will be exchanged on a one-for-one basis for shares of our common stock after the director’s separation from service with us, subject to a hardship exemption that, under certain circumstances, may permit the issuance of shares of our common stock in exchange for deferred stock units before termination of a director’s service to us.

2006 Director Compensation Table

The following table sets forth information concerning the compensation of our independent directors during 2006.

	Fees Earned or				Option
	Paid in		Stock		Awards	All Other
	Cash		Awards		($)	Compensation	Total
Name	($)		($) (1)(2)		(1)	($)(3)	($)

Rodman Drake(4)	$50,000	(5)	$22,988		$6,097	$2,735	$81,820
Janet Graham	50,000	(5)	36,182	(6)	—	2,735	88,917
Harald Hansen	53,000	(5)	36,182	(7)	3,488	2,735	95,405
William F. Paulsen	53,000	(5)	36,182	(7)	—	2,735	91,917
Louis P. Salvatore	60,000	(5)	36,182	(7)	—	2,735	98,917

(1)	The value shown for stock awards and option awards is based on the dollar amount of the compensation cost of the awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R. The assumptions made in the valuation of the stock awards are discussed in footnote 8, “Stockholders’ Equity and Long-Term Incentive Plan,” to our consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2006.

(2)	As of December 31, 2006, each independent director had outstanding the following restricted stock, restricted stock unit and stock option awards:

	Number of	Number of
	Securities	Securities			Unvested
	Underlying	Underlying			Restricted
	Unexercised	Unexercised	Option		Stock
	Options	Options	Exercise	Option	Awards or
	(#)	(#)	Price	Expiration	Restricted
Name	Exercisable	Unexercisable	($)	Date	Stock Units.

Rodman Drake	1,333	2,667	$25.00	3/15/2016	3,334
Janet Graham	—	—	—	—	3,334
Harald Hansen	1,333	2,667	$25.00	3/15/2015	3,334
William F. Paulsen	—	—	—	—	3,334
Louis P. Salvatore	—	—			3,334

(3)	The amounts shown in this column represent distributions that were paid in 2006 on the unvested restricted common stock and unvested restricted stock unit awards.

(4)	On March 15, 2006, Mr. Drake received options to purchase 4,000 shares of our common stock with an exercise price of $25 per share under our 2005 Plan. One-third of these options vested immediately and the remaining options vest in two equal installments on each of the first two anniversaries of the date of issuance. The grant date fair value of this award computed in accordance with FAS 123R is $9,960. As of December 31, 2006, options to purchase 1,333 shares had vested. On November 9, 2006, Mr. Drake also received an annual grant of 2,000 shares of common stock in the form of restricted stock units after our annual meeting of stockholders. The forfeiture restrictions with respect to these shares will lapse on the first anniversary of issuance. The grant date fair value of this award computed in accordance with FAS 123R is $44,620.

(5)	For each director, the disclosed amount represents the director’s annual retainer fee of $50,000 for serving on our board of directors. Mr. Salvatore’s amount also reflects his receipt of an additional $10,000 for serving as the chairperson of our audit committee, and the amounts for each of Messrs. Paulsen and Hansen reflect their receipt of $3,000 for serving as the chairpersons of our compensation committee and the nominating and corporate governance committee, respectively. Each of Messrs. Drake, Paulsen and Salvatore elected to receive all of their director fees in deferred stock units. Mr. Hansen elected to receive his $3,000 nominating and corporate governance committee chairperson fee in deferred stock units and the remainder in cash, and Ms. Graham received all of her director fees in cash.

(6)	On March 15, 2006, Ms. Graham was granted 2,000 shares of restricted stock under our 2005 Plan. The grant date fair value of this award computed in accordance with FAS 123R is $50,000. As of December 31, 2006, the forfeiture restrictions with respect to 666 shares of restricted stock had lapsed as they vested immediately and the forfeiture restrictions remained on 1,334 shares. On March 15, 2007, the forfeiture restrictions with respect to an additional 667 shares of restricted stock lapsed and the forfeiture restrictions on the final 667 shares will lapse on March 15, 2008. On November 9, 2006, Ms. Graham also received her annual grant of 2,000 shares of restricted stock after our annual meeting of stockholders. The forfeiture restrictions with respect to these shares will lapse on the first anniversary of issuance. The grant date fair value of this award computed in accordance with FAS 123R is $44,620.

(7)	On March 15, 2006, each of these directors received 2,000 shares of restricted stock in the form of restricted stock units under our 2005 Plan. The grant date fair value relating to these awards with respect to each director computed in accordance with FAS 123R is $50,000. As of December 31, 2006, the forfeiture restrictions with respect to 666 restricted stock units had lapsed as they vested immediately and the forfeiture restrictions remained on 1,334 restricted stock units. On March 15, 2007, the forfeiture restrictions with respect to an additional 667 restricted stock units lapsed and the forfeiture restrictions on the final 667 restricted stock units will lapse on March 15, 2008. On November 9, 2006, each of these directors also received an annual grant of 2,000 shares of restricted stock in the form of restricted stock units after our annual meeting of stockholders. The forfeiture restrictions with respect to these restricted stock units will lapse on the first anniversary of issuance. The grant date fair value relating to these awards with respect to each director computed in accordance with FAS 123R is $44,620.

The Management Agreement

We have entered into a management agreement with our external manager, Hyperion Brookfield Crystal River Capital Advisors, LLC, pursuant to which it provides for the day-to-day management of our operations.

The management agreement requires our external manager to manage our business affairs in conformity with the policies and investment guidelines that are approved and monitored by our board of directors. Hyperion Brookfield Crystal River Capital Advisors, LLC’s role as our external manager is under the supervision and direction of our board of directors. Our external manager is responsible for (i) the selection, purchase and sale of our portfolio investments, other than those investments proposed by our sub-advisors, (ii) our financing activities and (iii) the provision of investment advisory services. Our external manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate.

Pursuant to the management agreement, our external manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our external manager, its directors, officers, managers and its affiliates’ employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any of our subsidiaries’ stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the management agreement. We have agreed to indemnify our external manager and its affiliates and their respective directors, officers, members, managers, employees and agents and the members of our strategic advisory committee, which we refer to as the covered persons, with respect to all liabilities, judgments, costs, charges, losses, expenses and claims arising from claims of third parties caused by acts or omissions of the covered persons not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed or not performed in good faith in accordance with and pursuant to the management agreement or claims of their employees, as applicable, relating to the terms and conditions of employment. Our external manager has agreed to indemnify us, our directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims arising from claims of third parties caused by acts or omissions of our external manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement and any claims by our external manager’s employees relating to the terms and conditions of their employment by our external manager or its affiliates.

Pursuant to the terms of the management agreement, our external manager is required to provide us with our management team, including a chief executive officer, president, chief investment officer, chief financial officer and executive vice president, along with appropriate support personnel, to provide the management services to be provided by our external manager to us. However, our external manager is not obligated to dedicate certain of its employees exclusively to us nor is it obligated to dedicate any specific portion of its time to our business. None of the employees of Hyperion Brookfield Asset Management, Inc., the parent company of our external manager, are contractually dedicated to the performance of our external manager’s obligations under the management agreement. In addition, our board of directors has formed a strategic advisory committee to advise and consult with our board of directors and our senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The members of the strategic advisory committee are Lewis Ranieri, who also serves as chairman of the committee, Mr. Lai and John Dolan of Hyperion Brookfield Asset Management, Inc. and Bruce Flatt and Mr. Robertson of Brookfield Asset Management Inc. Although it is not contractually prohibited from doing so, our external manager currently does not, nor does it intend to, provide services to third parties that are unrelated to us.

The initial term of the management agreement expires on December 31, 2008 and will be automatically renewed for a one-year term each anniversary date thereafter. After the initial term, our independent directors will review our external manager’s performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fees payable to our external manager are not fair, subject to our external manager’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. Our board of directors will provide 180 days prior notice of any such termination and our external manager will be paid a termination fee equal to the amount of two times the sum of the average annual base management fee and the average annual incentive management fee earned by our external manager during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We also may terminate the management agreement for cause without payment of the termination fee with 30 days prior written notice from our board of directors. Cause is defined as: (i) our external manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof; (ii) our external manager’s fraud, misappropriation of funds or embezzlement against us; (iii) our external manager’s gross negligence in the performance of its duties under the management agreement; (iv) the occurrence of certain events with respect to the bankruptcy or insolvency of our external manager, including the entry of an order for relief in an involuntary bankruptcy case or our external manager authorizing or filing a voluntary bankruptcy petition; (v) the dissolution of our external manager; and (vi) certain changes of control (as defined in the management agreement) of our external manager. Cause does not include unsatisfactory performance that is materially detrimental to our business.

Our external manager may terminate the management agreement effective upon 30 days prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant in the management agreement and the default continues for a period of 30 days after written notice to us specifying the default and requesting that the default be remedied in such 30-day period. The management agreement may be terminated at the option of our external manager, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event.

Management Fees and Incentive Compensation

Fees and Reimbursements in 2006.  For performing services under the management agreement, our Manager receives a base management fee and incentive management fee based on our performance. Our Manager also may receive reimbursements for certain expenses. For the year ended December 31, 2006, we incurred $6.8 million in base management fees and $0.1 million in incentive management fees payable to our external manager. So long as the management agreement remains in effect, we will be required to continue to make monthly payments of the base management fee and, if applicable, quarterly payments of incentive management fees to our external manager, and to reimburse the Manager for certain expenses.

Base Management Fee.  We pay our external manager a base management fee monthly in arrears in an amount equal to 1/12 of our equity as defined in the management agreement times 1.50%. Our external manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

For purposes of calculating the base management fee, our equity is calculated, for any month, as the sum of the net proceeds from all issuances of our equity securities, after deducting any underwriting discounts and commissions and other expenses and costs relating to such issuances, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for repurchases of our common stock. The foregoing calculation of the base management fee is adjusted to exclude one-time events pursuant to changes in generally accepted accounting principles (GAAP), as well as non-cash charges after discussion between our external manager and our independent directors and, in the case of non-cash charges, approval by a majority of our independent directors.

Our external manager’s base management fee is to be calculated by our external manager within 15 business days after the end of each month and such calculation is to be promptly delivered to us. We are required to pay the base management fee in cash within twenty business days after the end of each month unless we and our external manager agree to different payment terms.

Reimbursement of Expenses.  Because our external manager’s employees perform certain legal, regulatory, compliance, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our external manager is paid or reimbursed for the documented cost of performing such tasks (which is not subject to any annual limitation), provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm’s length basis. Our external manager waived the reimbursement of such expenses through June 30, 2007 and we paid directly any such expenses incurred to a third party.

We also pay all operating expenses, except those specifically required to be borne by our external manager under the management agreement. Our external manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our external manager’s employees and other related expenses. In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our external manager and its affiliates required for our operations. Our external manager has waived its right to request reimbursement from us of these expenses that it incurs through June 30, 2007.

Incentive Management Fee.  In addition to the base management fee, our external manager receives quarterly incentive compensation in an amount equal to 25% of:

•	the dollar amount by which our net income (before non-cash compensation expense and the incentive management fee) per share for such quarter exceeds an amount equal to:

•	the product of the weighted average price per share in our March 2005 private offering, our August 2006 initial public offering and any subsequent offerings of our common stock, multiplied by the higher of:

•	2.4375% and

•	25% of the then applicable 10-year treasury note rate plus 0.50%,

•	multiplied by the weighted average number of shares of common stock outstanding during the quarter provided, that the foregoing calculation of the incentive management fee is adjusted to exclude one-time events pursuant to changes in GAAP, as well as certain non-cash charges after discussion between our external manager and our independent directors and, in the case of non-cash charges, approval by a majority of our independent directors.

We structured the incentive fee in this manner in order to provide our external manager with an incentive to manage our portfolio with a view towards achieving positive net income. Our ability to achieve returns in excess of the thresholds noted above in order for our external manager to earn the incentive compensation described in the proceeding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our external manager computes the quarterly incentive management fee within 30 days after the end of each fiscal quarter, and we are required to pay the quarterly incentive management fee with respect to each fiscal quarter within five business days following the delivery to us of our external manager’s written statement setting forth the computation of the incentive management fee for such quarter. In accordance with the management agreement, our external manager and the independent members of our board of directors have agreed to adjust the calculation of our external manager’s incentive fee to exclude non-cash adjustments required by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, relating to the valuation of interest rate swaps, currency swaps and credit default swaps and to exclude unrealized foreign currency translation adjustments required by SFAS No. 52, Foreign Currency Translation. The management agreement provides that 10% of our external manager’s incentive management fee is to be paid in shares of our common stock (provided that under our management agreement, our external manager may not receive payment of its incentive management fee in shares of our common stock if such payment would result in our external manager owning directly or indirectly through one or more subsidiaries more than 9.8% of our common stock) and the balance in cash. Our external manager may, in its sole discretion, elect to receive a greater percentage of its incentive management fee in the form of our common stock. Under the management agreement, our external manager agrees that it may not elect to receive shares of our common stock as payment of its incentive management fee, except in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading).

The number of shares to be received by our external manager is based on the fair market value of these shares. Shares of our common stock delivered as payment of the incentive management fee will be immediately vested or exercisable, provided that our external manager has agreed not to sell the shares prior to one year after the date they are paid. Our external manager’s transfer restriction will lapse if the management agreement is terminated.

Our external manager will have the right in its discretion to allocate these shares to its officers, employees and other individuals who provide services to us and we will issue or permit the transfer of these shares in accordance with our external manager’s instructions, subject to applicable law and provided that these shares will remain subject to the foregoing one-year lock-up period.

We have agreed to register the resale of these shares of our common stock. We have also granted our external manager the right to include these shares in any registration statements we might file in connection with any future public offerings, subject only to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among selling stockholders participating in those offerings).

Discretionary Awards to our External Manager under the 2005 Long-Term Incentive Plan.  In the discretion of our compensation committee, we may, but are not required to (other than as noted above) make awards under the 2005 long-term incentive plan to our external manager or our sub-advisors (discussed below).

Sub-Advisory Agreements

We and our external manager have entered into sub-advisory agreements with each of Brookfield Crystal River Capital L.P. and Ranieri & Co., Inc. pursuant to which they provide advisory services to us in conjunction with Hyperion Brookfield Crystal River Capital Advisors, LLC’s service to us as our external manager.

Brookfield Crystal River Capital L.P. has been engaged to supervise, manage and provide advisory services in connection with our investments in commercial real estate, mortgages and other non-commercial real estate financing instruments, hydroelectric, gas- and coal-fired power generating facilities, timber assets and certain other asset classes, make recommendations with respect to the purchase and sale of such assets and mortgages and other real estate debt and to supervise and arrange for the purchase and sale of such assets, subject to the approval of our board of directors. Ranieri & Co., Inc. has been engaged to advise and consult with our external manager concerning macroeconomic trends, market trends in residential mortgage-backed securities and portfolio management. Each sub-advisory agreement may be terminated without penalty by us, our external manager or by the sub-advisor upon 60 days written notice and will terminate automatically upon the termination of the management agreement with our external manager or in the event of an “assignment” thereof within the meaning of the Investment Advisers Act of 1940, as amended, which we refer to as the Advisers Act, or at any time for cause.

Each sub-advisor, its respective directors, officers, managers and employees will not be liable to us, any subsidiary of ours, our external manager and any directors, officers, managers, stockholders, owners or partners of the foregoing for acts or omissions performed or not performed in accordance with and pursuant to its sub-advisory agreement with us, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under its sub-advisory agreement. We have agreed to indemnify each sub-advisor and our external manager and their respective affiliates, officers, directors, members, managers, employees, agents, successors and assigns with respect to all liabilities, judgments, costs, charges, losses, expenses and claims by third parties arising from either acts or omissions of such sub-advisor other than those constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties under its sub-advisory agreement with us and our external manager as determined by a final court order or claims by such sub-advisor’s employees relating to the terms and conditions of their employment with the sub-advisor. Each sub-advisor has agreed to indemnify us and our external manager, their directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims by third parties arising from acts or omissions of such sub-advisor constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under its sub-advisory agreement with us as determined by a final court order and any claims by such sub-advisor’s employees relating to the terms and conditions of their employment with the sub-advisor. Each sub-advisor is required to carry errors and omissions and other customary insurance.

Brookfield Crystal River Capital L.P. is a special purpose entity formed solely for the purpose of serving as our sub-advisor. Brookfield Crystal River Capital L.P., which is not a registered investment adviser, has no other clients and has informed us that it will not accept any other clients without our consent. Since Brookfield Crystal River Capital L.P. is not registered with the Commission as an investment adviser under the Advisers Act, we will not be afforded the protections and the benefits of the Advisers Act and the regulations promulgated thereunder with respect to activities that Brookfield Crystal River Capital L.P. takes on our behalf.

Sub-Advisor Compensation

Our sub-advisors are paid advisory fees by our external manager funded by management fees paid by us to our external manager.

Brookfield Crystal River Capital L.P. is paid a monthly advisory fee equal to 20% of the base management fees and incentive management fees received by our external manager under our management agreement with our external manager. Our external manager also will pay Brookfield Crystal River Capital L.P. 20% of any termination fees received by our external manager in the event that our management agreement with our external manager is terminated. If the sub-advisory agreement with Brookfield Crystal River Capital L.P. is terminated, our external manager will continue to pay termination fees to Brookfield Crystal River Capital L.P. equal to the annual investment advisory fees and termination fees otherwise payable in accordance with the foregoing until the 15th anniversary of its sub-advisory agreement with us and our external manager.

Ranieri & Co., Inc. is paid an annual advisory fee of $100,000.

In addition, we are responsible for paying certain expenses and for reimbursement of the sub-advisors for such expenses that are incurred on our behalf.

2005 Long-Term Incentive Plan

Our board of directors adopted a 2005 long-term incentive plan, which we refer to as our 2005 Plan, in March 2005. The purpose of the 2005 Plan is to provide incentives to our external manager, executive officers, employees, directors and other persons and entities that provide services to us to motivate them toward our long-term success, growth and profitability and to attract, retain and reward key personnel. The 2005 Plan authorizes the award of stock options, stock appreciation rights, stock, restricted stock, restricted stock units, stock units, deferred stock units and performance-based awards.

The 2005 Plan provides for the issuance from inception through the end of the 2007 calendar year of up to 2,502,180 shares of our common stock. In subsequent calendar years, the maximum limit on the number of shares will increase by an amount equal to ten percent (10%) of the difference, if any (but not less than zero) between the number of shares of our common stock that were outstanding as of the last day of the immediately preceding calendar year and the number of shares of our common stock that were outstanding as of the last day of the calendar year preceding such year. In no event will the number of shares of our common stock issued pursuant to our 2005 Plan exceed 10,000,000. As of December 31, 2006, we had issued 121,500 shares of common stock (including 89,338 shares of restricted stock that had not vested as of December 31, 2006) pursuant to our 2005 Plan and had 151,690 shares of common stock reserved for issuance under our 2005 Plan, consisting of:

•	130,000 shares of common stock issuable upon the exercise of common stock options outstanding;

•	21,690 shares of common stock issuable in exchange for restricted stock units and deferred stock units.

As of January 1, 2007, we had 2,228,992 shares of common stock available for issuance under our 2005 Plan.

Administration of the 2005 Plan is carried out by the compensation committee of our board of directors. The compensation committee or the board of directors may delegate its authority under the 2005 Plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term administrator means the compensation committee or the board of directors and its delegate. The shares of our common stock subject to any award that expires, or is forfeited, cancelled or becomes unexercisable, will again be available for subsequent awards, except as prohibited by law. In addition, future awards may occur with respect to shares of our common stock that we refrain from otherwise delivering pursuant to an award as payment of either the exercise price of an award or applicable withholding and employment taxes.

Either our board of directors or a committee appointed by our board of directors may administer the 2005 Plan. We refer to our board of directors and any committee exercising discretion under the 2005 Plan from time to time as the Committee. The board of directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers, to make awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers whom we have specifically authorized to make awards. With respect to decisions involving an award intended to satisfy the requirements of section 162(m) of the Internal Revenue Code, the Committee is to consist solely of two or more directors who are “outside directors” for purposes of that code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of ours or our affiliates.

Subject to the terms of the 2005 Plan, the Committee has express authority to determine the eligible persons who will receive awards, the number of shares of our common stock, units, or share appreciation rights, which we refer to as SARs, to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2005 Plan and its administration, to interpret and construe the 2005 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2005 Plan. Within the limits of the 2005 Plan, the Committee may accelerate the vesting of any awards, allow the exercise of unvested awards, and may modify, replace, cancel or renew them. In addition, the Committee may buy-out options or SARs, subject to certain conditions may terminate and cancel options or SARs in exchange for a commitment to issue options or SARs after more than six months or, subject to stockholder approval or under certain circumstances, reduce the exercise price for outstanding options or SARs.

The 2005 Plan provides that we and our affiliates will indemnify members of the Committee and their delegates against any claims, liabilities, or costs arising from the good faith performance of their duties under the 2005 Plan. The 2005 Plan releases these individuals from liability for good faith actions associated with the 2005 Plan’s administration.

Our external manager, officers, directors, employees and other persons or entities that provide services to us, including employees of our external manager or its affiliates are eligible to participate in the 2005 plan. The Committee may grant options that are intended to qualify as incentive stock options, which we refer to as ISOs, only to employees, and may grant all other awards to eligible persons.

Options granted under the 2005 Plan provide participants with the right to purchase shares of our common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, which we refer to as Non-ISOs. The 2005 Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000, based upon the fair market value of the shares of our common stock on the option grant date.

A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our common stock equal in value to the excess of the fair market value, on the date of exercise, of the shares of our common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

The exercise price of Non-ISOs may not be less than 75% of the fair market value on the grant date of the shares of our common stock subject to the award, and the exercise price of SARs may not be less than 75% of the fair market value on the grant date of the shares subject to the award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of our common stock subject to the award for participants who own more than ten percent of our shares of common stock on the grant date. For ISOs granted to other participants and for options intended to be exempt from Internal Revenue Code Section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares of common stock on the grant date.

To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, unless otherwise provided in an award agreement, payment of the exercise price may be made in any of the following forms, or combination of them: cash or check in U.S. dollars, certain shares of our common stock, cashless exercise under a program the Committee approves and surrender of restricted stock, restricted stock units, SARs or deferred stock units.

The term over which participants may exercise options and SARs may not exceed ten years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock.

Under the 2005 Plan, no participant other than our external manager may receive options and SARs that relate to more than 100,000 shares of our common stock per calendar year and our external manager may not receive options or SARs that relate to more than 1,000,000 shares of our common stock per calendar year.

Under the 2005 Plan, the Committee may grant restricted stock that is forfeitable until certain vesting requirements are met, may grant restricted stock units which represent the right to receive shares of our common stock after certain vesting requirements are met, and may grant unrestricted stock as to which the participant’s interest is immediately vested. For restricted awards, the 2005 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interests in such awards become vested. Unless otherwise provided in an award agreement, recipients of restricted stock will be entitled to the dividends declared and paid on the underlying stock and recipients of restricted stock units will be entitled to cash payments equal to the amount of the dividends otherwise payable if the shares underlying the restricted stock units were outstanding. The 2005 Plan provides for unrestricted stock that vests in full upon the date of a grant or other date determined by the Committee. The 2005 Plan also provides for deferred stock units in order to permit certain directors, officers, consultants or select members of management to defer their receipt of compensation payable in cash or shares of our common stock, including shares that would otherwise be issued upon the vesting of restricted stock and restricted stock units. Deferred stock units represent a future right to receive shares of our common stock.

If an award agreement does not provide for earlier payment of dividends, whenever shares of our common stock are released pursuant to these awards, the participant will be entitled to receive additional shares of our common stock that reflect any stock dividends that our stockholders received between the date of the award and issuance or release of the shares of our common stock. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to our stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to our stockholders until paid in cash when the shares of our common stock to which they relate are either released from restrictions in the case of restricted stock or issued in the case of restricted stock units.

The 2005 Plan authorizes the Committee to grant performance-based awards in the form of performance units that the Committee may, or may not, designate as “performance compensation awards” that are intended to be exempt from Internal Revenue Code Section 162(m) limitations. In either case, performance units vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, us, or any affiliate. Performance units are payable in shares of common stock, cash, or some combination of the two; subject to an individual participant limit for participants, other than our external manager, of $500,000 and 100,000 shares of our common stock per performance period. The participant limit for our external manager is 1,000,000 shares of our common stock and $500,000 per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year.

With respect to performance compensation awards, the 2005 Plan requires that the Committee specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Internal Revenue Code Section 162(m).

Under the 2005 Plan, the possible performance measures for performance compensation awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments, in total or on a per share basis; basic or adjusted net income; basic or adjusted funds from operations or cash flow; returns on equity, assets, capital, revenue or similar measure; level and growth of dividends; the price or increase in price of our common stock; total stockholder return; total assets; growth in assets on new origination of assets; equity market capitalization; assets under management; and mergers, acquisitions and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us, or such other standard applied by the Committee and, if so determined by the Committee, and in the case of a performance compensation award, to the extent permitted under Internal Revenue Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

As a condition to the issuance of shares of our common stock pursuant to awards, the 2005 Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of our common stock.

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for directors, officers, a select group of management or highly compensated employees and with respect to awards to our external manager, which are transferable to employees of our external manager or its affiliates that provide services to us.

The Committee will equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2005 Plan but as to which no awards have yet been granted or that have been returned to the 2005 Plan upon cancellation, forfeiture or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the 2005 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2005 Plan.

In addition, in the event or in anticipation of a change in control, as defined in the 2005 Plan, the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards, except to the extent an award provides otherwise, take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of awards for any period, and may provide for termination of unexercised options and SARs at the end of that period, so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of our common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of our common stock issued upon exercise of an award shall lapse as to the shares of our common stock subject to such repurchase right; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

Notwithstanding the above, in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated, as defined in the 2005 Plan, by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested, and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of our common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination.

In the event of any distribution to our stockholders of securities of any other entity or other assets, other than dividends payable in cash or our stock, without receipt of consideration by us, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if we dissolve or liquidate, all awards will immediately terminate, subject to the ability of our board of directors to exercise any discretion that the board of directors may exercise in the case of a change in control.

The term of the 2005 Plan is ten years from the date of approval by our board of directors. Our board of directors may from time to time, amend, alter, suspend, discontinue or terminate the 2005 Plan; provided that no amendment, suspension or termination of the 2005 Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the Committee. An amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the 2005 Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). Notwithstanding the foregoing, the Committee may amend the 2005 plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Restricted Stock and Option Grants

On March 15, 2005, we issued to our external manager 84,000 shares of restricted stock and granted to our external manager options to purchase 126,000 shares of our common stock, with an exercise price equal to $25 per share, representing in the aggregate approximately 0.8% of the outstanding shares of our common stock as of May 1, 2007 on a fully-diluted basis. As of May 1, 2007, the forfeiture restrictions with respect to 67,329 of such shares of restricted stock have lapsed and options to purchase 77,993 of such shares have vested and the remainder of such restricted stock and options will vest or become exercisable on March 15, 2008. In the event of the forfeiture of such restricted stock or options, such restricted stock or options, as the case may be, will revert to our external manager. Our external manager has the right in its discretion to allocate, and has allocated, these shares and options to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Brookfield Asset Management, Inc. or Brookfield Asset Management Inc. and their respective affiliates who provide services to us. We believe this investment provides an incentive for our external manager to operate our company with a view towards maximizing returns to our stockholders.

On March 15, 2005, we issued to three of our independent directors an aggregate of 3,500 shares of restricted stock, which shares vested on the date of issuance. On March 15, 2006, we issued 30,000 shares of restricted stock to our then chief financial officer. One-third of these restricted shares vest on each of the first three anniversary dates of issuance. On March 15, 2006, we issued 2,000 shares of restricted stock to one of our independent directors. One third of these restricted shares vested immediately, with the remaining restricted shares vesting in two equal installments on each of the first two anniversaries of the date of issuance. On March 15, 2006, we granted one of our independent directors options to purchase 4,000 shares of our common stock, with one third vesting immediately and the remaining options vesting in two equal installments on each of the first two anniversaries of the date of issuance. On March 15, 2006, we also granted three other independent directors 2,000 shares of restricted stock each, which they elected to receive in the form of restricted stock units. One third of these restricted stock units vested immediately, with the remaining restricted stock units vesting in two equal installments on each of the first two anniversaries of the date of issuance. Finally, after our annual meeting on November 9, 2006, each of our five independent directors received their annual grant of 2,000 shares of restricted stock, with four of our five independent directors electing to receive restricted stock units. The forfeiture restrictions with respect to these restricted shares and restricted stock units will lapse on the first anniversary of issuance.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 available to us and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 2006, except as set forth below. Due to an administrative oversight, a Form 3 report was filed one day late by each of Messrs. Robertson, Drake, Hansen, Lai, Salvatore, Feeney, Dolan and Sunshine and Ms. Graham and four days late by Mr. Paulsen. In addition, two Form 4s were filed late due to an administrative error for each Messrs. Drake, Hansen, Paulsen and Salvatore with respect the issuance of deferred stock units (i) in lieu of director fees and (ii) with respect to the payment of dividends on deferred stock units and restricted stock units, in each case during the third quarter of 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 1, 2007, the record date for the annual meeting, there were a total of 25,001,800 shares of our common stock issued and outstanding. The following table sets forth as of May 1, 2007, certain information with respect to the beneficial ownership of our common stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock,

•	each director, director nominee and named executive officer, and

•	all of our directors and executive officers as a group.

	Amount and Nature of	Percent of
Name of Beneficial Owner**	Beneficial Ownership (#)(1)	Class (%)(2)

Entities Affiliated with Neuberger Berman Inc.(3)	3,065,591	12.3%
Entities Affiliated with Brookfield Asset Management Inc.(4)	1,806,966	7.2%
Entities Affiliated with Leon G. Cooperman(5)	1,492,700	6.0%
Dreman Value Management, LLC(6)	1,388,100	5.6%
Entities Affiliated with Deutsche Bank AG(7)	1,320,100	5.3%
DePrince, Race & Zollo, Inc.(8)	1,286,600	5.1%
Bruce Robertson(9)	13,333	*
Rodman Drake(10)(11)(12)	15,536	*
Janet Graham(13)	4,000	*
Harald Hansen(11)(14)	6,041	*
Clifford Lai(15)(16)	60,000	*
William Paulsen(17)	19,743	*
Louis Salvatore(18)	5,344	*
Barry Sunshine	18,666	*
All current executive officers and directors as a group (nine persons)(19)	123,997	*

*	Represents less than 1%.

**	The address for all executive officers and directors is c/o Hyperion Brookfield Asset Management, Inc., Three World Financial Center, 200 Vesey Street, Tenth Floor, New York, New York 10281-1010.

(1)	The number of shares are those beneficially owned, as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2)	Does not reflect 130,000 shares of common stock reserved for issuance upon exercise of options previously granted or 2,241,975 shares of common stock available for future issuance under our 2005 Plan (which includes 25,333 shares to be issued in respect of deferred stock units and restricted stock units issued to certain of our independent directors).

(3)	Other than the information relating to their percentages of ownership of our common stock, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G, which we refer to as the Neuberger 13G, dated March 7, 2007, filed by Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc. and Neuberger Berman Equity Funds. According to the Neuberger Berman Schedule 13G, Neuberger Berman, LLC is deemed to be a beneficial owner for purpose of Rule 13(d) since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote, the securities of many unrelated clients. The Neuberger Berman Schedule 13G also states that Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities.

The Neuberger Berman Schedule 13G also states that Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as a sub-adviser and investment manager, respectively, of Neuberger Berman’s various Mutual Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman LLC, are also aggregated to comprise the holdings referenced in the Neuberger Berman Schedule 13G.

The Neuberger Berman Schedule 13G further states that Neuberger Berman Inc. makes such filing pursuant to the Rule 13d-1 (b)(ii) (G) since it owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management Inc. and does not own over 1% of the issuer, and is affiliated with Lehman Brothers Asset Management LLC.

The address of the principal business office of each of Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc. and Neuberger Berman Equity Funds given in the Neuberger Berman Schedule 13G is 605 Third Avenue, New York, New York 10158. According to the Neuberger Berman Schedule 13G, the reporting entities ownership of our common stock is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole voting	Shared voting	Sole dispositive	Shared dispositive
	power	power	power	power

Neuberger Berman Inc.	52,991	2,932,400	0	3,065,591
Neuberger Berman, LLC	52,991	2,932,400	0	3,065,591
Neuberger Berman Management Inc.	0	2,932,400	0	2,932,400
Neuberger Berman Equity Funds	0	2,508,115	0	2,508,115

(4)	Other than the information relating to their percentages of ownership of our common stock, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G, which we refer to as the Brookfield Schedule 13G, dated April 30, 2007, filed by Brookfield Asset Management Inc., an Ontario, Canada corporation (“BAM”); Partners Limited, an Ontario, Canada corporation (“Partners”); Brascan (US) Corporation, a Delaware corporation (“BUSC”); Imagine Insurance Company Limited, a Bermuda corporation (“Imagine”); and Hyperion Brookfield Crystal River Capital Advisors, LLC, a Delaware limited liability company (“Hyperion”). Partners owns all of BAM’s Class B Limited Voting Shares and approximately 17% of BAM’s Class A Limited Voting Shares directly or indirectly on a fully diluted basis. BUSC is a direct or indirect wholly-owned subsidiary of BAM, and Hyperion is an indirect wholly-owned subsidiary of BUSC. Imagine is a direct or indirect majority-owned subsidiary of BAM. BAM, Partners and BUSC’s principal business is located at BCE Place, 181 Bay Street, Suite 300, P.O. Box 762, Toronto, Ontario M5J 2T3. Imagine’s principal business offices are located at Cedar Court 2nd Floor, Wildey Business Park, St. Michael, BB14006, Barbados. Hyperion’s principal business offices are located at Three World Financial Center, 200 Vesey Street, 10th Floor New York, NY 10281-1010. According to the Brookfield Schedule 13G, the reporting entities ownership of our common stock is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole voting	Shared voting	Sole dispositive	Shared dispositive
	power	power	power	power

BAM	0	1,806,966	0	1,806,966
Partners	0	1,806,966	0	1,806,966
BUSC	0	1,006,966	0	1,006,966
Imagine	0	800,000	0	800,000
Hyperion	0	6,966	0	6,966

(5)	Other than the information relating to his percentage of ownership of our common stock, the beneficial ownership information with respect to Mr. Cooperman is based solely on a Schedule 13G dated February 9, 2007, filed by Leon G. Cooperman, which we refer to as the Cooperman Schedule 13G. The Cooperman Schedule 13G states that Mr. Cooperman is the Managing Member of Omega Associates, L.L.C. (“Associates”), a limited liability company organized under the laws of the State of Delaware. Associates is a private investment firm formed to invest in and act as general partner of investment partnerships or similar investment vehicles. Associates is the general partner of limited partnerships organized under the laws of Delaware known as Omega Capital Partners, L.P. (“Capital LP”), Omega Capital Investors, L.P. (“Investors LP”), and Omega Equity Investors, L.P. (“Equity LP”). These entities are private investment firms engaged in the purchase and sale of securities for investment for their own accounts.

Mr. Cooperman is the President and majority stockholder of Omega Advisors, Inc. (“Advisors”), a Delaware corporation, engaged in providing investment Management services, and Mr. Cooperman is deemed to control said entity. It further states that Advisors also serves as a discretionary investment advisor to a limited number of institutional clients (the “Managed Accounts”). As to the Shares owned by the Managed Accounts, there would be shared power to dispose or to direct the disposition of such Shares because the owners of the Managed Accounts may be deemed beneficial owners of such Shares pursuant to Rule 13d-3 under the Exchange Act as a result of their right to terminate the discretionary account within a period of 60 days. Mr. Cooperman is the ultimate controlling person of Associates, Capital LP, Investors LP, Equity LP, and Advisors.

Mr. Cooperman is married to an individual named Toby Cooperman. Mr. Cooperman is also one of the Trustees of the Leon and Toby Cooperman Foundation (the “Foundation”), a charitable trust dated December 16, 1981. The other Trustees are his wife, Toby Cooperman, his sons, Wayne Cooperman and Michael Cooperman, and his brother, Howard J. Cooperman.

The address of the principal business office of each of Mr. Cooperman, Capital LP, Investors LP, Equity LP, Overseas and Advisors given is 88 Pine Street, Wall Street Plaza — 31st Floor, New York, New York 10005.

(6)	Other than the information relating to its percentage of ownership of our common stock, the beneficial ownership information with respect to this entity is based solely on Schedule a 13GA dated February 13, 2007, filed by Dreman Value Management, LLC. The address of its principal business office is Harborside Financial Center, Plaza 10, Suite 800, Jersey City, New Jersey 07311.

(7)	Other than the information relating to their percentages of ownership of our common stock, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G, which we refer to as the Deutsche Bank Schedule 13G, dated February 1, 2007, filed by Deutsche Bank AG, Deutsche Asset Management, Inc. and Deutsche Bank Luxembourg S.A. According to the Deutsche Bank Schedule 13G, Deutsche Bank AG is the “Filing Person” with its principal business office at Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany.

In accordance with Securities Exchange Act Release No. 39538 (January 12, 1998), this filing reflects the securities beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group (collectively, “CIB”) of Deutsche Bank AG and its subsidiaries and affiliates (collectively, “DBAG”). The Deutsche Bank Schedule 13G does not reflect securities, if any, beneficially owned by any other business group of DBAG. Consistent with Rule 13d-4 under the Exchange Act, the Deutsche Bank Schedule 13G shall not be construed as an admission that CIB is, for purposes of Section 13(d) under the Exchange Act, the beneficial owner of any securities covered by the filing. Furthermore, CIB disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which CIB or its employees have voting or investment discretion, or both, and (ii) certain investment entities, of which CIB is the general partner, managing general partner, or other manager, to the extent interests in such entities are held by persons other than CIB.

According to the Deutsche Bank Schedule 13G, the reporting entities ownership of our common stock is as follows:

	Number of shares beneficially owned by each reporting person with:
	Sole voting	Shared voting	Sole dispositive	Shared dispositive
	power	power	power	power

Deutsche Bank AG	1,320,100	0	1,320,100	0
Deutsche Asset Management, Inc.	1,288,100	0	1,288,100	0
Deutsche Bank Luxembourg S.A.	32,000	0	32,000	0

(8)	Other than the information relating to its percentage of ownership of our common stock, the beneficial ownership information with respect to this entity is based solely on a Schedule 13G dated February 5, 2007, filed by DePrince, Race & Zollo, Inc. The address of its principal place of business is 250 Park Ave South, Suite 250, Winter Park, Florida 32789.

(9)	Excludes options to purchase 6,667 shares of common stock that have not vested and will not vest within 60 days of May 1, 2007.

(10)	Includes 667 shares of restricted common stock that have not vested and will not vest within 60 days of May 1, 2007.

(11)	Excludes options to purchase 1,334 shares of common stock that have not vested and will not vest within 60 days of May 1, 2007.

(12)	Includes 3,270 shares issuable in respect of deferred stock units owned by such person. Excludes 2,000 shares issuable in respect of restricted stock units that have not vested and will not vest within 60 days of May 1, 2007. Includes 1,200 shares of common stock owned by Leland R. Drake Marital Trust. Mr. Drake has no pecuniary interest in such shares.

(13)	Includes 2,667 shares of restricted common stock that have not vested and will not vest within 60 days of May 1, 2007.

(14)	Includes 1,975 shares issuable in respect of deferred stock units owned by such person. Excludes 2,667 shares issuable in respect of restricted stock units that have not vested and will not vest within 60 days of May 1, 2007.

(15)	Includes 6,667 shares of restricted common stock that have not vested and will not vest within 60 days of May 1, 2007.

(16)	Excludes options to purchase 3,000 shares of common stock that have not vested and will not vest within 60 days of May 1, 2007.

(17)	Includes 15,000 shares owned by the Paulsen Foundation, for which Mr. Paulsen serves as the president. Mr. Paulsen has no pecuniary interest in such shares. Includes 4,743 shares issuable in respect of deferred stock units owned by such person. Excludes 2,667 shares issuable in respect of restricted stock units that have not vested and will not vest within 60 days of May 1, 2007.

(18)	Includes 5,344 shares issuable in respect of deferred stock units owned by such person. Excludes 2,667 shares issuable in respect of restricted stock units that have not vested and will not vest within 60 days of May 1, 2007.

(19)	Excludes a total of 1,806,966 shares of common stock, representing 7.2% of our common stock outstanding as of May 1, 2007, owned by affiliates of BAM as discussed in note (4) above, for which our executive officers and directors associated with affiliates of BAM disclaim beneficial ownership.

TRANSACTIONS WITH RELATED PARTIES AND CERTAIN CONTROL PERSONS

Our related parties include our directors and executive officers as well as our external manager, Hyperion Brookfield Asset Management, Inc. and Brookfield Asset Management Inc. Upon completion of our March 2005 private offering, we entered into a management agreement with our external manager, pursuant to which it provides for the day-to-day management of our operations. The management agreement requires our external manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our chairman of the board, president and chief executive officer, chief financial officer and general counsel also serve as officers and/or directors of our external manager, Hyperion Brookfield Asset Management, Inc. and/or Brookfield Asset Management Inc. As a result, the management agreement between us and our external manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Executive Compensation — The Management Agreement.”

Prior to the completion of our March 2005 private offering, we and our external manager entered into sub-advisory agreements with a subsidiary of Brookfield Asset Management Inc. and with Ranieri & Co., Inc. pursuant to which the sub-advisors provide advisory services to us in conjunction with Hyperion Brookfield Crystal River Capital Advisors, LLC’s service to us as external manager. In 2006, we terminated our sub-advisory agreement with the Brookfield Asset Management Inc. subsidiary and replaced it with a sub-advisory agreement with Brookfield Crystal River Capital L.P. In addition, we may from time to time acquire properties from Hyperion Brookfield Asset Management, Inc., Brookfield Crystal River Capital L.P. and their respective affiliates. We will not engage in transactions with Hyperion Brookfield Asset Management, Inc. or its affiliates without the approval in advance of a majority of our independent directors. With respect to the acquisition or disposition of all investments recommended by Brookfield Crystal River Capital L.P., in the absence of available market prices, the transaction price for any transaction will be based on an independent third party valuation of the investment to be acquired or disposed, and all transactions must be approved in advance by our board of directors and by a majority of our independent directors. Pursuant to our management agreement, our Manager may not consummate on our behalf any transaction that would involve the acquisition of any investment from, the sale of any investment to, the making of any co-investment with any proprietary account of Hyperion Brookfield Asset Management, Inc. or any of its affiliates, each of which we refer to as a Related Person, or any account advised by any Related Person, or borrow funds from or lend funds to any Related Person or invest in any investment vehicle advised by any Related Person unless:

•	such transaction is on terms no less favorable than can be obtained on an arm’s length basis from unrelated third parties based on any of

•	prevailing market prices,

•	other reliable indicators of fair market value, or

•	an independent valuation or appraisal; and

•	in any case, has been approved in advance by a majority of our independent directors.

In our March 2005 private offering, Imagine Insurance Company Limited, an indirect subsidiary of Brookfield Asset Management Inc., purchased 800,000 shares, or 3.2% (assuming all outstanding options have vested and are exercised), of our common stock outstanding as of May 1, 2007 and certain of our executive officers, directors and members of our strategic advisory committee, and certain executive officers of our external manager and Hyperion Brookfield Asset Management, Inc. that provide services to us collectively purchased 183,800 shares, or 0.7% (assuming all outstanding options have vested and are exercised), of our common stock outstanding as of May 1, 2007. In addition, upon completion of our March 2005 private offering, we issued to our external manager, and it subsequently transferred to directors, officers and employees of Hyperion Brookfield Asset Management, Inc. and its affiliates, 84,000 shares of restricted stock and options to purchase 126,000 shares of our common stock with an exercise price of $25.00 per share, representing in the aggregate approximately 0.8% of the outstanding shares of our common stock as of May 1, 2007, assuming all outstanding options have vested and are exercised. In our 2006 initial public offering, Brascan (U.S.) Corporation, an indirect subsidiary of Brookfield Asset Management Inc., purchased 1,000,000 shares, or 4.0% (assuming all outstanding options have vested and are exercised), of our common stock as of May 1, 2007. As of May 1, 2007, Hyperion Brookfield Asset Management, Inc., Brookfield Asset Management Inc., our external manager and their respective affiliates who provide services to us, including our executive officers and certain of our directors, as well as our independent directors, collectively owned 2,034,800 shares of our common stock, representing 8.1% of our outstanding shares of common stock, and have options to purchase an additional 40,000 shares of our common stock representing an additional 0.2% of our outstanding shares of common stock, in each case, assuming all outstanding options have vested and are exercised.

The base management fee incurred for 2006 was approximately $6.8 million. Amortization expense during 2006 totaling approximately $1.0 million, related to the restricted stock and options granted to our external manager, was included in management fee expense to related party in our consolidated statement of operations. Our external manager earned an incentive fee of $0.1 million for the year ended December 31, 2006. Our Manager has waived its right to request reimbursement from us of third-party expenses that it incurs through June 30, 2007.

In August 2005, we borrowed $35.0 million from Trilon International Inc. (Barbados), or Trilon, an affiliate of our Manager, for ninety days. The note bore interest at the rate of 5.1% per annum and matured on November 15, 2005. In November 2005, we extended the note until February 15, 2006 at an interest rate of 5.59%. The loan was repaid in February 2006. The loan from Trilon was incurred to finance our investment in the Forbes Trinchera Ranch loan. Trilon was selected as the financing source because it agreed to finance 100% of the investment on terms that were more favorable to us than we were able to obtain from an unrelated third-party lender. The Trilon loan was unsecured and bore interest at a lower rate than other unsecured loan bids that we were able to obtain. We financed the Forbes Trinchera Ranch loan in a manner consistent with our investment and leverage strategy. In December 2005, we entered into a master repurchase agreement with Trilon and borrowed approximately $16.4 million under that agreement, together with cash on hand, to repay the Trilon note. We pledged the Atlas loan against such borrowing. In connection with these transactions, we paid Trilon $3.1 million in interest during the year ended December 31, 2006.

In addition, during 2005 and 2006, we made the following investments that were sourced by related parties, each of which, consistent with our policies, was determined by our board of directors to be on terms no less favorable than can be obtained on an arm’s length basis from unrelated third parties based on prevailing market prices, other reliable indicators of fair market value or an independent valuation or appraisal and each of which was approved in advance by a majority of our independent directors:

In April 2005, we made a $6.0 million mezzanine loan to Mile High Center Investments, LLC that bears interest at LIBOR plus 550 basis points per annum, which was sourced by Hyperion GMAC Capital Advisors, LLC (Hyperion GMAC). We paid customary origination fees to GMAC Commercial Mortgage in connection with the sourcing of this investment.

In June 2005, we purchased $53.9 million principal amount of CMBS in GMACC 2005-C1, which was sourced by Hyperion GMAC, for $29.1 million. We did not pay any origination fees to Hyperion GMAC in connection with the sourcing of this investment.

In June 2005, we purchased a $14.6 million interest in a loan to Birchwood Acres, LLC, that is secured by The Harmony development project in Osceola County, FL, and was sourced by Hyperion GMAC and Ranieri & Co. As of December 31, 2006, we had funded $12.0 million of our commitment. We paid customary origination fees to Franklin Bank, for which Lewis Ranieri serves as chairman of the board of directors, in connection with the sourcing of this investment.

In June 2005, we made a $1.6 million construction mezzanine loan that bears interest at 16.0% per annum to Westover Cambridge Condominiums, Portland, OR, which was sourced by Hyperion GMAC. We paid customary origination fees to GMAC Commercial Mortgage in connection with the sourcing of this investment. Our total commitment under this loan is $9.5 million. As of December 31, 2006, we had funded $8.1 million of our commitment.

In August 2005, we purchased $87.5 million principal amount of CMBS in Comm 2005-C6, which was sourced by Hyperion GMAC. We did not pay any origination fees to Hyperion GMAC in connection with the sourcing of this investment.

In August 2005, we made a $50.0 million loan that bears interest at LIBOR plus 250 basis points per annum to the Forbes Trinchera Ranch, which was sourced by Ranieri & Co. We did not pay any origination fees to Ranieri & Co. in connection with the sourcing of this investment. In September 2005, we sold a $13.0 million participation in the loan to two third parties.

In November 2005, we purchased the preferred equity piece of Millerton ABS CDO for approximately $2.4 million, which was sourced by Hyperion Brookfield Asset Management, Inc.. The preferred equity piece is subordinated to all the debt securities of Millerton ABS CDO and it is not entitled to any distributions from Millerton ABS CDO until all payments have been made to holders of debt securities issued by Millerton ABS CDO and all expenses of Millerton ABS CDO have been paid. We did not pay any origination fees to Hyperion Brookfield Asset Management, Inc. in connection with the sourcing of this investment.

In December 2005, we made a $17.3 million loan that bears interest at 6.09% per annum, in the form of a senior term loan, to Atlas Cold Storage Limited, which was sourced by Brookfield Asset Management Inc. We did not pay any origination fees to Brookfield Asset Management Inc. in connection with the sourcing of this investment.

In December 2005, we made a $43.0 million whole loan that bears interest at 5.42% per annum to Highvale Coal Limited, which was sourced by Brookfield Asset Management Inc. We did not pay any origination fees to Brookfield Asset Management Inc. in connection with the sourcing of this investment.

In February 2006, we purchased the preferred equity piece of Millerton II High Grade ABS CDO for approximately $2.5 million, which was sourced by Hyperion Brookfield Asset Management, Inc. The preferred equity piece is subordinated to all the debt securities of Millerton II High Grade ABS CDO and it is not entitled to any distributions from Millerton II High Grade ABS CDO until all payments have been made to holders of debt securities issued by Millerton II High Grade ABS CDO and all expenses of Millerton II High Grade ABS CDO have been paid. We did not pay any origination fees to Hyperion Brookfield Asset Management, Inc. in connection with the sourcing of this investment.

In August 2006, we purchased a $19.5 million interest in a syndicated loan facility extended to Airport Development and Investment Ltd., a major airport company that owns and operates several airports in Great Britain, which was sourced by Brookfield Asset Management Inc. We did not pay any origination fees to Brookfield Asset Management Inc. in connection with the sourcing of this investment.

In February 2007, we purchased a $28.5 million investment in BREF One, LLC (the “Fund”), a real estate finance fund sponsored by Brookfield Asset Management Inc. The Fund focuses on acquiring high-yielding commercial real estate finance opportunities primarily in the United States. The Fund invests in real estate finance transactions in risk positions senior to traditional equity and subordinate to traditional first mortgages or investment grade corporate debt. The acquisition was made from two subsidiaries of Brookfield Asset Management Inc. In connection with the investment, Crystal River has an unfunded capital commitment of approximately $3.9 million to the Fund as March 31, 2007.

In March 2007, we acquired two high-quality office buildings located in the Phoenix and Houston central business districts for approximately $234 million. The buildings, which together comprise 1.2 million square feet, are 100% leased on a triple-net basis for 15 years. The buildings were acquired from the Brookfield Real Estate Opportunity Fund, an affiliate of Brookfield Asset Management Inc., through a competitive bid process.

Except with respect to the management agreement with our external manager described above, we believe that the terms of the foregoing transactions are no less favorable than could be obtained by us from unrelated parties on an arm’s-length basis.

Policies and Procedures for Related Party Transactions

As stated in our code of business conduct and ethics, our audit committee must review and approve in advance all material related party transactions or business or professional relationships. We interpret the term “material related party transactions” to include all transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Our code of business conduct and ethics requires that all instances involving these potential related party transactions or business or professional relationships must be reported to the general counsel of our external manager or our chief executive officer who will assess the materiality of the transaction or relationship and elevate the matter to our audit committee as appropriate. Our code of business conduct and ethics further provides that any dealings with a related party must be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by us are no less favorable than could be obtained from unrelated parties on an arm’s-length basis. In addition, our code of business conduct and ethics requires that we must report all material related party transactions and business or professional relationships under applicable accounting rules and the Commission’s rules and regulations. Pursuant to its charter, our audit committee must oversee approval of related party transactions to confirm approval is consistent with our agreements and policies. In this regard, in accordance with our management agreement, related party transactions between us and our external manager relating to our investments are subject to the procedures discussed above and are not approved by our audit committee. However, these procedures require approval by our independent directors, who comprise our audit committee.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Description of Proposal

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and has further directed that the appointment of Ernst & Young LLP be submitted for ratification by the stockholders at the annual meeting. We have been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

Stockholder ratification of the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in our and our stockholders’ best interests.

Independent Registered Public Accounting Firm

The aggregate fees billed by Ernst & Young LLP for services rendered to us during the fiscal years ended December 31, 2005 and 2006 are as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2005	December 31, 2006

Audit fees(1)	$1,852,882	$2,236,925
Audit-related fees(2)	2,000	3,000

Total audit and audit-related fees	$1,854,882	$2,239,925
Tax fees(3)	—	75,000
All other fees	—	—

Total	$1,854,882	$2,314,925

(1)	For the fiscal year ended December 31, 2005, audit fees include amounts related to financial statement audit work for June 30, 2005 and December 31, 2005, quarterly financial statement reviews and the filing of registration statements with the Commission in connection with our initial public offering. For the fiscal year ended December 31, 2006, audit fees primarily include amounts related to financial statement audit work for December 31, 2006, quarterly financial statement reviews and the filing of registration statements with the Commission in connection with our initial public offering and our resale registration statement.

(2)	For the fiscal year ended December 31, 2005 and December 31, 2006, audit-related fees include amounts related to a subscription that provides access to accounting and Commission publications.

(3)	For the fiscal year ended December 31, 2006, tax fees include tax compliance services.

The audit committee of the board of directors was advised of the services provided by Ernst & Young LLP that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP’s independence as our independent auditor.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent accountants that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee by both management and the independent accountants, and must include a detailed description of the services to be provided and a joint statement confirming that the provision of the proposed services does not impair the independence of the independent accountants.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent accountants.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment by our audit committee of Ernst & Young LLP as our independent auditors. Our board of directors unanimously recommends that you vote FOR the ratification of Ernst & Young LLP as our independent auditors.

OTHER MATTERS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2008 annual meeting of stockholders, you must submit the proposal to our secretary no later than 120 days before the first anniversary of the date we mailed this proxy statement (which would be January 5, 2008), or if the meeting date has changed by more than 30 days from the date of this year’s meeting, you must submit your proposal a reasonable time period before we begin to print and send our proxy materials for our 2008 annual meeting. In addition, if you desire to bring business (including director nominations) before our 2008 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our secretary no earlier than the 150th day (which would be December 6, 2007) and no later than 5:00 p.m. eastern time on the 120th day (which would be January 5, 2008) prior to the first anniversary of the date we mailed this proxy statement; provided, however, that in the event that the date of the 2008 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2007 annual meeting, notice must be delivered no earlier than the 150th day prior to the date of the 2008 meeting and no later than 5:00 p.m. eastern time on the later of the 120th day prior to the date of the 2008 annual meeting or the tenth day after our initial announcement of the date of the 2008 annual meeting. For additional requirements, stockholders should refer to our bylaws, article II, section 11, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with Rule 14a-8.

A copy of the our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2006 is available free of charge upon written request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. Our Annual Report is also posted on our corporate website at http://ir.crystalriverreit.com/sec.cfm.

CRYSTAL RIVER CAPITAL, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CRYSTAL RIVER CAPITAL, INC.
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2007.
     The undersigned, as a holder of common stock, par value $0.001 per share (“Common Stock”), of Crystal River Capital, Inc., a Maryland corporation (the “Company”), hereby appoints Jonathan C. Tyras and Josielyne Pacifico, and each of them, with full power of substitution, as proxies to vote all shares of Common Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Three World Financial Center, 200 Vesey Street, 26th Floor, American Express Auditorium, New York, New York 10281, on Tuesday, June 12, 2007 at 10:00 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below and otherwise to represent the undersigned at the Annual Meeting, or any adjournment or postponement thereof, with all powers possessed by the undersigned if personally present at such Annual Meeting.
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
CRYSTAL RIVER CAPITAL, INC.
June 12, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

1.	To elect two Class II directors, each to serve until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified.

NOMINEES:
☐	FOR ALL NOMINEES	o William F. Paulsen
☐	WITHHOLD AUTHORITY FOR	o Louis P. Salvatore
ALL NOMINEES
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2.
On the proposal to ratify the appointment by the Company’s audit committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.
	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Annual Meeting.
You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Crystal River Capital, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Donna Ansbro, or hand-delivered to Crystal River Capital, Inc. c/o American Stock Transfer & Trust Company (if delivered prior to the date of the Annual Meeting) or to the Company at the location of the Annual Meeting (if delivered on the date of the Annual Meeting), so as to be delivered before or at the taking of the vote at the Annual Meeting.
Returned proxy cards will be voted (i) as specified on the matters listed above; (ii) in accordance with the board of directors’ recommendations where no specification is made; and (iii) in accordance with the discretion of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: þ or x.
The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted “FOR” the election of the named nominees and approval of the other proposal set forth above.
The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished therewith.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.

Signature of Stockholder                           Date:                         Signature of Stockholder                            Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.